Exhibit 12.1

                                D.R. HORTON, INC.
                COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
                             (Dollars in thousands)


                                                                        For the fiscal years                     For the six months
                                                                         ended September 30,                      ended March 31,
                                                         --------------------------------------------------    --------------------
                                                            1993      1994      1995      1996      1997         1997      1998
                                                         --------------------------------------------------    --------------------
Consolidated pretax income from continuing operations....   $31,001   $51,728   $58,022   $89,814  $109,105      $45,526   $62,622
Amortization of capitalized interest.....................     7,972    12,259    18,734    25,670    29,199       13,089    17,799
Interest expensed........................................     7,349     7,431     8,941     9,241    10,898        4,827     5,713
Interest component of rent expense.......................       368       515       610       765       809          344       537
                                                         --------------------------------------------------    --------------------

        Earnings.........................................   $46,690   $71,933   $86,307  $125,490  $150,011      $63,786   $86,671
                                                         ==================================================    ====================

Interest incurred........................................   $16,323   $23,354   $33,890   $39,042   $51,203      $22,671   $32,618
Interest component of rent expense.......................       368       515       610       765       809          344       537
                                                         --------------------------------------------------    --------------------

        Fixed charges....................................   $16,691   $23,869   $34,500   $39,807   $52,012      $23,015   $33,155
                                                         ==================================================    ====================

Ratio of earnings to fixed charges.......................       2.8       3.0       2.5       3.2       2.9          2.8       2.6
                                                         ==================================================    ====================